TECHNOLOGY TRANSFER AGREEMENT

THIS AGREEMENT made effective as of the 6th day of May, 2004

BETWEEN:

WILLIAM ERNEST NELSON, of Suite 3, 27 Gore Street West, Perth, Ontario

(hereafter called the “Inventor”)

OF THE FIRST PART

AND:

INFITECH VENTURES INC., a Nevada corporation, having an office at 20 Lyall Avenue, Toronto, Ontario

(hereafter called “Infitech”)

OF THE SECOND PART

WHEREAS:

I.	The Inventor is the owner of an invention that has applied for a Canadian patent, which invention is held in the name of the Inventor; and

II.
The parties have agreed to enter into this Agreement to reflect the sale by the Inventor and the purchase by Infitech of all property, including all patents, know- how and intellectual property, relating to the invention;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

1.	In this Agreement:

	(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

	(b)	“Effective Date” means the date first set out in this Agreement;

(c)
“Formulation” means the synthetic wax mixture of paraffin wax and resins used to clean oil spills in still bodies of water and shorelines as is described in the Patent and incorporating the Patent, the Know-how and/or the Intellectual Property;

(d)	“Improvement” means any modification or variant of the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Patent;

(e)
“Intellectual Property” means all copyrights, patent rights, trade secret rights, trade names, trademark rights, process information, technical information, contract rights and obligations, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with the Invention and the Formulation, including, but not limited to, the Patent;

(f)	“Invention” means the inventions described in the Patent and embodied in the Formulation;

(g)
“Know-how” means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know-how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Invention and the Formulation;

(h)	“Ontario Securities Act” means the Ontario Securities Act, as amended;

(i)
“Patent” means the patents and patent applications described in Schedule A to this Agreement and any other patent that may be issued in connection with the Invention, the Formulation or any Improvement; and

(j)	“Technology“ means, collectively, the Formulation, the Invention, the Patent, the Know-How and the Intellectual Property.

TRANSFER BY INVENTOR

2.
Subject to the terms and conditions of this Agreement, including delivery of the consideration as provided in this Agreement, the Inventor hereby sells, assigns and transfers to Infitech all of the Inventor’s right, title and interest in and to the Technology free and clear of all liens, charges, encumbrances and security interests.

3.
The Inventor shall assist Infitech in every legal way to evidence, record and perfect the assignment evidenced by this Agreement and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, the assigned rights embodied in the Technology. To the extent that any of the Intellectual Property is a provisional patent, the Inventor shall cooperate with Infitech and the Canadian Intellectual Property Office to attempt to obtain a final grant of those provisional patents and, to the extent any such provisional patents are actually issued in the Inventor's name, the Inventor shall promptly assign and transfer such patents, at no cost (except for any filing and recordation fees which shall be borne by Infitech), to Infitech. If Infitech is unable, for any reason whatsoever, to secure the Inventor’s signature to any document it is entitled to under this Agreement, the Inventor hereby irrevocably designates and appoints Infitech and its duly authorized officers and agents as the Inventor’s agent and attorney-in- fact with full power of substitution to act for and on the Inventor’s behalf and instead of the Inventor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Inventor.

4.
If, after the Effective Date, the Inventor develops or discovers, or is a co- developer or co-discoverer of any Improvement, then the Inventor shall promptly sell, assign and transfer the Improvement to Infitech without the payment of any additional amounts or consideration.

5.
The Inventor shall communicate to Infitech all Know-how and Intellectual Property in the possession of the Inventor which may reasonably be relevant to the design, manufacture, marketing and use of the Formulation and the Invention. The Inventor shall continue to communicate to Infitech all such further Know-how and Intellectual Property as may later come into the Inventor’s possession.

6.
All Know-how and technical information in the possession of the Inventor which may reasonably be relevant to the design, manufacture, marketing, and use of the Formulation and the Invention shall be deemed to be confidential information. The Inventor shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by Infitech in writing. The Inventor shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information.

CONSIDERATION

7.	In consideration for the sale, assignment and transfer of the Technology by the Inventor to Infitech, Infitech shall:

	(a)	pay to the Inventor the sum of USD $10,000 upon execution of this Agreement by the parties;

	(b)	issue to the Inventor a total of 150,000 shares of the common stock of Infitech (the “Shares”) upon execution of this Agreement by the parties; and

	(c)	pay to the Inventor a royalty fee in the amount of $0.10 CDN per pound of the Formulation produced by or on behalf of Infitech or any subsidiary, affiliate, agent or subcontractor of Infitech.

CONSULTING SERVICES

8.
The Inventor and Infitech further agree that the Inventor shall provide Infitech with technical consulting services with respect to the manufacture, use and improvement of the Technology, such services to be made available to Infitech for a minimum of 10 business days per month.

9.
In consideration for, and solely for, the provision of these technical consulting services by the Inventor, Infitech shall pay to the Inventor the sum of CDN $1,000 per month, payable on the first business day of each month, for a period of 12 months, commencing on the first such day after the Effective Date.

RESTRICTION ON TRANSFER OF SHARES

10.
The Inventor acknowledges and agrees that the Shares shall be issued pursuant to Regulation S of the 1933 Act and paragraphs 35(1)2 and 72(1)(b) of the Ontario Securities Act and that the Inventor shall not resell, transfer or hypothecate the Shares without the prior registration of the Shares under the 1933 Act and the Ontario Securities Act and the prior filing of a prospectus under the Ontario Securities Act or an opinion of counsel satisfactory to Infitech that such registration and prospectus are not necessary.

11.	The Inventor shall not engage in any hedging transactions with regard to the Shares unless such hedging transactions are made in compliance with the 1933 Act.

12.	Infitech shall refuse to register any transfer of the Shares which is not made in accordance with applicable securities legislation.

13.	All certificates representing the Shares shall be endorsed with the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S OF THE ACT) UNLESS SUCH SALE, PLEDGE, RESALE OR TRANSFER IS MADE IN ACCORDANCE WITH REGULATION S OF THE ACT, THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”

“NOTWITHSTANDING THE FOREGOING, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) May 6, 2004 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

14.	The Shares shall be issued to the Inventor based on the representations and warranties of the Inventor that:

(a)
The Inventor is acquiring the Shares for his own account for investment, with no present intention of dividing any interest with others or of reselling or otherwise disposing of all or any portion of the same;

(b)
The Inventor does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

	(c)	The Inventor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

	(d)	The Inventor is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

	(e)	The Shares were offered to the Inventor in direct communication between the Inventor and Infitech and not through any advertisement or directed sales effort of any kind;

	(f)	The Inventor has the financial means to bear the economic risk of an investment in the Shares; and

(g)
The Inventor is not a resident of the United States and is otherwise not a “U.S. Person” as that term is defined in Regulation S of the 1933 Act and the Inventor is not acquiring the Shares for the account or benefit of any such U.S. Person.

PATENT

15.
The Inventor shall execute assignments of the Patent, including any patent application, in a form registerable with the applicable Patent authorities, at closing and without the payment of any further amount to the Inventor. Infitech shall undertake all steps and incur all expenses to maintain the Patent in good standing with the Canadian Intellectual Property Office. The Inventor shall assist Infitech in pursuing the granting of foreign patents.

RECORDKEEPING

16.
Infitech shall keep and maintain adequate records in relation to the calculation of royalties due to the Inventor under this Agreement. These records shall be prepared, stated and maintained by Infitech in accordance with United States generally accepted accounting principles and such records shall, upon reasonable notice being provided by the Inventor, be made available to the Inventor for the purpose of verifying the accuracy of the royalty payments made to the Inventor.

WARRANTIES AND REPRESENTATIONS

17.	The Inventor warrants and represents to Infitech that:

(a)
The Inventor is the sole owner of the Invention, the Formulation, the Patent, the Know-how and the Intellectual Property free and clear of all liens, charges, encumbrances and security interests except for those listed in Schedule A to this Agreement;

(b)
The Inventor has the power to sell, assign and transfer all of his right, title and interest in and to the Invention, the Formulation, the Patent, the Know-how and the Intellectual Property to Infitech;

(c)
The Inventor has not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Invention, the Formulation, the Patent, the Know-how and the Intellectual Property;

(d)
The Inventor is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Invention, the Formulation, the Patent, the Know-how and the Intellectual Property;

	(e)	The use of the Formulation by the Inventor has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(f)
The Inventor was not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Invention, the Formulation, the Patent, the Know-how and the Intellectual Property;

	(g)	The Inventor is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent pendings relating to the Invention, the Formulation, the Patent, the Know- how and the Intellectual Property; and

(h)	The Patent, including any patent applications, have been filed with the appropriate patent authorities in accordance with all required laws and regulations and are in good standing.

ENTIRE AGREEMENT

18.
This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

HEADINGS

19.	The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

MODIFICATION AND WAIVER

20.
No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCES

21.	The parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

GENDER

22.	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

EQUAL PARTICIPATION IN DRAFTING

23.
The parties have equally participated in the drafting of the within Agreement, each having had the opportunity to be independently represented by counsel. The Inventor acknowledges that O’Neill Law Group PLLC have acted solely for

Infitech in connection with the preparation, negotiation and execution of this Agreement and the Inventor has been advised to obtain the advice of independent legal counsel in entering into this Agreement.

CLOSING

24.
Closing shall take place at the offices of Infitech forthwith on execution of this Agreement. At the closing, Infitech shall deliver to the Inventor certificates evidencing the Shares and a certified check payable to the Inventor in the amount of USD $10,000 and the Inventor shall deliver the assignments of the Patent referred to in Paragraph 15 of this Agreement.

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TIME OF THE ESSENCE

25.	Time shall be of the essence of this Agreement and all provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under their corporate seals and the hands of their proper officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED	)
BY WILLIAM ERNEST NELSON	)
in the presence of:	)
)
)
/s/ Signed	)
Signature of Witness	)
	)	/s/ William E. Nelson
Supervisor – Prov. Offences Court	)	WILLIAM ERNEST NELSON
Name of Witness	)
)
80 Gore St. E.,	)
Address of Witness	)
)
Perth, Ont. K7H 1R9)
)
a Commissioner, etc., County of Lanark,
for the Corporation of the Town of Perth
Expires February 5, 2005

INFITECH VENTURES INC.
By its authorized signatory:

/s/ Paul G. Daly
Name Paul G. Daly
Title President

SCHEDULE A

PERMITTED ENCUMBRANCES

None.

PATENTS AND PATENT APPLICATIONS

1.	Canadian Patent Application No. CA2314066